UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2017
GCP Applied Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37533	47-3936076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

62 Whittemore Avenue
Cambridge, Massachusetts 02140
(Address of principal executive offices, including zip code)

617 876-1400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)In accordance with the stockholder vote described below in Item 5.07, on May 4, 2017 the Board of Directors (the “Board”) of GCP Applied Technologies Inc. (the “Registrant”) elected Gerald G. Colella to the Board to serve as a Class III director for a two-year term expiring at the 2019 annual meeting of stockholders. Mr. Colella has been appointed as a member of the Audit Committee, the Nominating and Governance Committee, the Compensation Committee and the Corporate Responsibility Committee of the Board. Mr. Colella has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K. Mr. Colella will be compensated on the same basis as the Registrant’s other non-employee directors.
(a)On May 4, 2017, the stockholders of the Registrant approved the amended and restated GCP Applied Technologies Inc. Equity and Incentive Plan (the “Plan”). The Plan was originally adopted as the GCP Applied Technologies Inc. 2016 Stock Incentive Plan by the Board on January 12, 2016, and the Registrant’s then sole stockholder, W.R. Grace & Co. - Conn, approved the adoption of the Plan also on January 12, 2016. On February 28, 2017, the Board approved the amendment and restatement of the Plan, subject to stockholder approval. As a result of stockholder approval of the Plan, annual performance bonus awards and long-term performance awards payable to our executive officers and other key employees under the Plan qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended. The amendment and restatement also increases the number of shares available for issuance under the Plan by 8,000,000 shares. The Plan, as amended and restated, updates share counting rules and the fungible share ratio for full value awards. For purposes of full value awards, the total number of shares available under the Plan are reduced by 2.22 shares for each share subject to such awards and are increased by 2.22 shares for each share subject to such awards that are settled in cash or are forfeited, terminated or canceled without the issuance of shares.
A more detailed description of the terms of the Plan can be found in the Registrant’s definitive proxy statement (the “Proxy Statement”) on Schedule 14A, in the section of the Proxy Statement entitled “Proposal Three: Approval of the Amended and Restated GCP Applied Technologies Inc. Equity and Incentive Plan,” which was filed with the Securities and Exchange Commission on March 21, 2017 and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement should be read in conjunction with the full text of the Plan, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.
Item 5.07.    Submission of Matters to a Vote of Security Holders
(a) On May 4, 2017, the Registrant held its annual meeting of stockholders. There were 71,210,285 shares of common stock entitled to be voted, of which 61,407,838 shares or 86.23% were represented in person or by proxy at the meeting.
(b) The final results of voting for each matter submitted to a vote of stockholders at the meeting are set forth below.

(i)	Proposal One. The following directors were elected at the meeting and the voting for each director was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Janice K. Henry	39,096,361	12,360,347	5,109,917	4,841,213
Gregory E. Poling	55,851,051	702,027	13,547	4,841,213
Danny R. Shepherd	39,074,755	12,379,923	5,111,947	4,841,213
Gerald G. Colella	56,145,975	404,858	15,792	4,841,213

(ii)	Proposal Two. PricewaterhouseCoopers LLP was ratified as the Registrant’s independent registered public accounting firm for 2017 by the following vote:

For	Against	Abstain
61,239,861	77,561	90,416

(iii)
Proposal Three. The amendment and restatement of the GCP Applied Technologies Inc. Equity and Incentive Plan, including the material terms of the performance measures available thereunder, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
55,604,908	921,024	40,693	4,841,213

(iv)	Proposal Four. The advisory, non-binding vote on executive compensation was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
55,624,386	902,119	40,120	4,841,213

(v)	Proposal Five. The advisory, non-binding vote on the frequency of the advisory vote on executive compensation was as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
51,896,248	43,974	4,591,238	35,165	4,841,213

(d) A majority of the votes were cast by stockholders, on an advisory, non-binding basis, to hold the advisory vote on executive compensation every year. As such, the Board has decided that it will hold such advisory vote on executive compensation every year until the next required advisory vote on the frequency of the advisory vote on executive compensation, which will occur no later than the annual meeting of stockholders held in 2023.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed as part of this report:

Exhibit	Description

10.1	GCP Applied Technologies Inc. Equity and Incentive Plan, as amended and restated.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

By:	/s/ John W. Kapples
Name:	John W. Kapples
Title:	Vice President, General Counsel and Secretary
Date: May 5, 2017

EXHIBIT INDEX

Exhibit	Description

10.1	GCP Applied Technologies Inc. Equity and Incentive Plan, as amended and restated.

5